UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2021

Franklin BSP Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55188	46-1406086
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1345 Avenue of the Americas, Suite 32A

New York, New York 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 588-6770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBRT	New York Stock Exchange
7.50% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share	FBRT PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Barclays Bank Repo Facility Upsize

On December 3, 2021, Franklin BSP Realty Trust, Inc. (the “Company”), through its indirect wholly-owned subsidiaries BSPRT BB FLOAT, LLC and BSPRT BB FIXED, LLC (collectively, the “Sellers”), entered into a Second Amendment to Fee Letter and Third Amendment to Master Repurchase Agreement (the “Barclays Repo Facility Amendment”) with Barclays Bank PLC (the “Buyer”). The Barclays Repo Facility Amendment upsized the Master Repurchase Agreement, dated March 15, 2019, as amended by the First Amendment to Fee Letter and Second Amendment to Master Repurchase Agreement, dated November 23, 2021, among the Sellers and the Buyers (as amended, the “Barclays Repo Facility”), to provide up to $500.0 million in advances, subject to adjustment. The Barclays Repo Facility bears interest at a per annum base rate plus an applicable margin. The maturity date of the Barclays Repo Facility is March 14, 2025, with one 1-year extension at the Company’s option, which may be exercised upon the satisfaction of certain conditions.

The Barclays Repo Facility acts in the manner of a revolving credit facility that can be repaid as the Company’s assets are paid off and re-drawn as advances against new assets. The Company expects to use advances on the Barclays Repo Facility to finance the acquisition or origination of eligible loans, including first mortgage loans, junior mortgage loans, mezzanine loans, and participation interests therein.

Under the Guarantee Agreement, dated as of March 15, 2019 (the “Guarantee Agreement”), the Company, through its wholly-owned subsidiary Benefit Street Partners Realty Operating Partnership, L.P., guarantees certain obligations of the Seller under the Barclays Repo Facility.

The Barclays Repo Facility and the Guarantee Agreement contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of this type.

The Company will file the Barclays Repo Facility Amendment as an exhibit to its Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BSP REALTY TRUST, INC.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer and Treasurer

Date: December 9, 2021